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Exhibit 10.3  Acquisition Agreement

                              ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the "Agreement"") is executed on or about May 15, 2004 by and among Kenneth A. Phillips ("Phillips" or "BUYER"), a natural person, and Fleetclean System, Inc., a Texas corporation ("SELLER").

WHEREAS, SELLER owns One Thousand (1,000) shares of $.01 par value common stock of Fleetclean Chemicals, Inc., a Texas corporation ("FCI") that represents 100% of the outstanding capital stock of FCI;

WHEREAS, SELLER desires to sell to BUYER and BUYER desires to purchase from SELLER One Thousand (1,000) shares of $.01 par value common stock of Fleetclean Chemicals, Inc., a Texas corporation (the "FCI SHARES") that represents 100% of the outstanding capital stock of FCI, subject to the terms and conditions of this Agreement; and

WHEREAS, it is intended that the offer and sale of the securities be consummated in accordance with the exempted transaction provisions of Section 4 of the Securities Act of 1933, the Securities Act Rules and subsequent interpretations of these provisions.

NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Purchase and Sale of the FCI SHARES.

Subject to the terms and conditions set forth herein, BUYER agrees to purchase the FCI SHARES from SELLER. The Consideration to be paid to the SELLER by the BUYER on the Closing Date for the FCI SHARES shall (a) equal 100% of the net tangible book value (i.e., total assets less intangible assets and liabilities) of FCI on April 1, 2004 and (b) the Release of Claims and Indemnity Agreement set forth on pages 6 -7.

2. Closing.

A. CLOSING DATE. The closing of the purchase and sale contemplated by this Agreement (the "Closing Date") shall occur as soon as possible. To the extent allowed under Texas law and to the extent the transaction can be properly reported under the Generally Accepted Accounting Principals applicable to Small Business Issuers who file periodic reports with the SEC under Section 12(g) of the Securities Exchange Act of 1934, the SELLER and BUYER agree that the Closing Date shall be as of 11:59 p.m. March 31, 2004, although stockholder approval of the transaction may occur somewhat later in time.


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B. TRANSACTIONS AND DOCUMENT EXCHANGE AT CLOSING. Prior to or at the Closing,
the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

(2) By BUYER. BUYER will deliver, or cause to be delivered, to SELLER:

         (i) A fully executed release of all claims, including, but not limited to any claims for past due wages, salary, benefits, stock options, warrants, loans, advances, (sums listed as due as of March 31, 2004 in SELLER's Form 10-QSB $166,685);

         (ii) An executed Release of Claims and Indemnity Agreement against any undisclosed liabilities of SELLER arising prior to May 14, 2004, in the form set forth on pages 6-7 of this Agreement; and

         (iii) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by SELLER in furtherance of the intent of this Agreement.

(2) By SELLER. SELLER will deliver, or cause the following to be delivered to
BUYER:

         (i)      The FCI SHARES;

         (ii) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by BUYER in furtherance of the intent of this Agreement.

(C) POST-CLOSING DOCUMENTS. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the Consideration or the SELLERS Shares, as provided for in this Agreement, or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.


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3. Private Offering.

A. PRIVATE OFFERING. BUYER and SELLERS understand each that the sale and exchange of securities contemplated herein constitutes a private, arms-length transaction between a willing seller and a willing buyer without the use or reliance upon a broker, distribution or securities underwriter.

B. PURCHASE FOR INVESTMENT. Neither BUYER nor SELLERS are underwriters of, or dealers in the securities to be sold and exchanged hereunder.

C. INVESTMENT RISK. Because of their financial position and other factors, the transaction contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment.

D. ACCESS TO INFORMATION. BUYER and SELLERS and their advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the sale and exchange contemplated herein.

4. Representations and Warranties.

BUYER hereby covenants with and represents and warrants to SELLER that:

BUYER served as the Chief Executive Officer and Chairman of SELLER since 1986. BUYER personally approved the creation of FCI and the Asset and Liability Contribution Agreement dated March 31, 2004 between Fleetclean Chemicals, Inc. and SELLER so that BUYER is intimately familiar with all of the assets and liabilities and operating issues that have confronted and will confront both SELLER and Fleetclean Chemicals, Inc. during the next 12 months.

SELLER hereby covenants with and represents and warrants to BUYER that:

A. Fleetclean Chemicals, Inc. is a newly formed corporation with no history of operations. Fleetclean Chemicals, Inc. was incorporated on March 29, 2004 and received certain assets and liabilities under that certain Asset and Liability Contribution Agreement dated March 31, 2004 between Fleetclean Chemicals, Inc. and SELLER.

5. Conditions Precedent to Closing.

All obligations under this Agreement shall be satisfactory to both BUYER and SELLER and their legal counsel.

6. Termination.

This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.


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7. Miscellaneous.

A. AUTHORITY. The persons executing this Agreement are duly authorized to do so and each person has taken all action required by law or otherwise to properly and legally execute this Agreement.

B. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

C. SEVERABILITY. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

D. ASSIGNMENT. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

E. APPLICABLE LAW. This Agreement has been negotiated and is being contracted for in the State of Texas. The parties agree that this Agreement shall be governed by the laws of the State of Texas, notwithstanding any conflict-of-law provision to the contrary.

F. ATTORNEY'S FEES. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

G. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

H. COUNTERPARTS. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.


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I. FURTHER ASSURANCES. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the SHARES to be transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

J. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

K. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

L. FACSIMILE. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

BUYER
Kenneth A. Phillips



By: /S/ KENNETH A. PHILLIPS
    -------------------------------
Name: Kenneth A. Phillips


SELLER
Fleetclean Systems, Inc.



By: /S/ KENNETH A. PHILLIPS
    -------------------------------
Name: Kenneth A. Phillips
Title: President



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                    RELEASE OF CLAIMS AND INDEMNITY AGREEMENT


KNOW ALL MEN
BY THESE PRESENTS



THAT THE UNDERSIGNED, KENNETH A. PHILLIPS, for Ten Dollars ($10.00), plus other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged hereby releases and forever discharges Fleetclean Systems, Inc., a Texas corporation, its directors, officers, employees, and agents, of and from any and all manner of actions and causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, in law or in equity, and particularly from all claims and demands whatsoever, arising in or out of, or in connection with, common or preferred stock transactions, any stock options or stock warrants, any past due wages, compensation or money advanced on behalf of Fleetclean Systems, Inc. (including, but not limited to the $166,685 mentioned in its Form 10-KSB for 12/31/03) or any other matter, which the undersigned ever had, or now possesses, or which the undersigned, or its successors and assigns, hereafter can, shall, or may have against Fleetclean Systems, Inc., a Texas corporation, its directors, officers, employees, and agents, for, upon, or by reason of any matter, cause or thing whatever.

It is expressly understood that Section 1542 of the California Civil Code provides as follows:

         GENERAL RELEASE; EXTENT. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The provisions of Section 1542 of the California Civil Code, as well as the provisions of all comparable, equivalent and similar statutes and principles of common law of the United States and of any and all of the states of the United States, if in any way applicable, are hereby knowingly and voluntarily waived and relinquished and the undersigned expressly includes in this Release any unknown claims that the undersigned may have against Fleetclean Systems, Inc., a Texas corporation, its directors, officers, employees, and agents.


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KENNETH A. PHILLIPS shall indemnify and hold Fleetclean Systems, Inc., a Texas corporation harmless from any and all liability, cost, loss or damage which Fleetclean Systems, Inc., a Texas corporation, may suffer or incur as a result of any claim, demand or judgment against Fleetclean Systems, Inc., a Texas corporation arising out of a claim by any third party which constitutes a breach of any representation or warranty by KENNETH A. PHILLIPS, under the Stock Purchase Agreement by and between KENNETH A. PHILLIPS and Systom Trust Joint Venture dated May 14, 2004, or that is due to the assertion of a claim by any third party or the attempt to collect debt by any third party purportedly due from Fleetclean Systems, Inc., and not specifically set forth in the audited or unaudited financial statements of Fleetclean Systems, Inc., or otherwise, including the reference below, prior to May 14, 2004; provided, however, KENNETH
A. PHILLIPS shall have no liability under this Release of Claims and Indemnity Agreement to the extent such loss, cost or damage is the direct result of the actions or omissions of management of Fleetclean Systems, Inc. on or after May 14, 2004. For the purpose of specificity and not by way of limitation, attached to this Release of Claims and Indemnity Agreement are 56 pages with fax header 05/11/2004 9362982769 Fleetclean Systems that represent a fax cover sheet, account payable analysis, and 54 pages of letters to and returned by creditors; and 4 pages with fax header 05/13/2004 9362982769 Fleetclean Systems that represent two additional letters to and returned by creditors. Also, attached hereto are the letter agreements with the 12 holders of $237,500 Convertible Debentures of Fleetclean Systems, Inc.

Dated: May 15, 2004
                                                     Kenneth A. Phillips



                                                     /S/ KENNETH A. PHILLIPS
                                                     -----------------------
                                                     Kenneth A. Phillips